UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

         Date of report (Date of earliest event reported): JUNE 1, 2005

                          CNH HOLDING HOLDINGS COMPANY
               (Exact Name of Registrant as Specified in Charter)

             NEVADA                         0-17304                91-1944887
(State or Other Jurisdiction of     (Commission File Number)    (IRS Employer
         Incorporation)                                      Identification No.)

                          17304 PRESTON ROAD, SUITE 975
                               DALLAS, TEXAS 75252
               (Address of Principal Executive Offices) (Zip Code)
       Registrant's telephone number, including area code: (972) 381-4699


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective May 27, 2005, the Company consummated an Agreement and Plan of Merger by and among XBridge Software, Inc, a Delaware corporation ("XBridge"), and certain of its stockholders (the "Merger Agreement"), pursuant to which the Company acquired XBridge through a merger of XBridge with a newly formed Company subsidiary.

         Under the terms of the Merger Agreement, the Company issued 4,150,000 shares of its common stock to the former stockholders of XBridge. At the time of the merger, however, XBridge held 2,100,000 shares of the Company's common stock which were cancelled. Thus, the number of new shares of common stock issued by the Company in connection with the merger was only 2,000,000 shares.

         In addition to the 4,150,000 shares issued by the Company in the merger, options and warrants to purchase 265,643 shares of XBridge stock were converted into options to purchase an additional 720,355 shares of the Company's common stock, at exercise prices ranging from $0.23 to $0.46 cents per share.

         The officers and certain of the directors of XBridge are also officers and directors of CNH. In connection with the merger, the Company issued an additional 169,847 shares to these individuals in exchange for the cancellation of $482,364.31 of XBridge debt held by these individuals.

         Prior to entering into the Merger Agreement, (a) Ms. Cynthia Garr, the Company's Exec Vice President, acting Chief Financial Officer and a director, was also the President and director of XBridge, (b), Mr. Gregory Royal, the Company's Chief Technology Officer and a director, was also a Vice President and director of XBridge, (c) Mr. Derek Downs the Company's acting Chief Executive Officer and a director, was also a consultant to XBridge. Further, in March 2003, the Company entered into a license agreement and an asset purchase agreement, pursuant to which the Company obtained an exclusive license to certain of XBridge's technology in exchange for 2,000,000 shares of the Company's common stock. Subsequent to March 2003, the Company had entered into a master services agreement with XBridge pursuant to which XBridge provided the Company with certain development and maintenance services. In connection with this master services agreement, the Company had previously issued to XBridge an additional 150,000 shares of its common stock and had incurred approximately $1,860,000 in past due service fee debt.The issuance by the Company of the Shares was made in reliance upon the exemption available from registration under
Section 4(2) of the Securities Act of 1933.

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         Please see the Company's response to Item 1.01.

ITEM 3.01.        UNREGISTERED SALES OF EQUITY SECURITIES.

         Please see the Company's response to Item 1.01.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          No financial statements are filed herewith. The Company will file financial statements by amendment hereto not later than 71 days after the date that this Current Report on Form 8-K must be filed.

         (B)      PRO FORMA FINANCIAL INFORMATION.

          No pro forma financial statements are filed herewith. The Company will file pro forma financial statements by amendment hereto not later than 71 days after the date that this Current Report on Form 8-K must be filed.

         (C)      EXHIBITS.

         The following is a list of exhibits filed as part of this Current Report on Form 8-K:

         2.1 Agreement and Plan of Merger, dated as of May 19, 2005, by and among CNH Holdings Company, Ms. Cynthia Garr, Mr. Greg Royal and XBridge Software, Inc.

         10.1 Exchange and Settlement dated as of May 19, 2005, by and between CNH Holdings Company and Ms. Cynthia Garr.

         10.2 Exchange and Settlement dated as of May 19, 2005, by and between CNH Holdings Company and Mr. Gregory Royal.

         10.3 Exchange and Settlement dated as of May 19, 2005, by and between CNH Holdings Company and Mr. Derek Downs.

         99.1     Press Release dated June 1, 2005.



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


                                   SIGNATURES



         Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



DATE: June 1, 2005              CNH HOLDINGS COMPANY


                                By:  /s/ Derek Downs
                                   -----------------------------------------
                                Name: Derek Downs
                                Title:   Chief Executive Officer











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